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                                                                   Exhibit 23.2

Consent of Independent Certified Public Accountants

         We consent to the incorporation by reference of our report dated October 11, 2002 of Dyntek, Inc. and Subsidiaries for the years ended June 30, 2002 and June 30, 2001, included in the Dyntek, Inc. report on Form 10K for the year ended June 30, 2003 in the following Registration Statements filed by Dyntek, Inc. (including when such registration statements were originally filed and declared effective under the prior corporate names of Dyntek, Inc., including Tekinsight.com Inc., Universal Self Care, Inc. and Tadeo Holdings, Inc.): Form S-8 Registration Statement (Registration No. 33-78426), Form S-8 Registration Statement (Registration No.33-93448), FormS-8 Registration Statement (Registration No.333-84941), Form S-8 Registration Statement (Registration No.333-56900), Form S-8 Registration Statement (Registration No. 333-356902) and Post-Effective Amendment No.2 to Form S-3 Registration Statement (Registration No. 333-31153).




New York, New York                  /s/ Grassi & Co., CPAs, P.C.
December 5, 2003                    ----------------------------
                                    Grassi & Co., CPAs, P.C.
                                    Certified Public Accountant